Exhibit 14


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our report dated December 3, 1999 with respect to ING Global Information Technology Fund (one of the funds comprising ING Funds Trust), which is incorporated by reference, in this Registration Statement on Form N-14 of ING Funds Trust.


/s/ ERNST & YOUNG LLP


By:  ERNST & YOUNG LLP


New York, New York
December 7, 2000

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Pilgrim Global Technology Fund, Inc.:


We consent to the use of our report on the Pilgrim Global Technology Fund, Inc. incorporated herein by reference.



/s/  KPMG LLP


By:  KPMG LLP




Los Angeles, California
December 14, 2000